UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2015

BLUE LINE PROTECTION GROUP, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-52942	20-5543728
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 Independence St.
Lakewood, CO	80215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:		(800) 844-5576

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On July 17, 2015, Seale & Beers, CPAs resigned as the Registrant’s independent registered accounting firm, effective on July 17, 2015.   None of the reports of Seale & Beers, CPAs on the financial statements of the Registrant contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern paragraph in Seale & Beers, CPAs’ report on our financial statements as of and for the years ended December 31, 2014 and 2013.

During the Registrant’s two most recent fiscal years and during any subsequent interim periods preceding the date of termination, there were no disagreements with Seale & Beers, CPAs on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to Seale & Beers, CPAs’ satisfaction, would have caused them to refer to the subject matter of the disagreement(s) in connection with their report; and there were no "reportable events" as defined in Item 304(a)(1) of the Securities and Exchange Commission's Regulation S-K.

As of the date of this Current Report, the Registrant has not engaged a new independent registered public accounting firm.  The Registrant will disclose its engagement of a new independent registered public accounting firm once the process has been completed and as required by Securities and Exchange Commission’s rules and regulations.

The Registrant has furnished Seale & Beers, CPAs with a copy of the disclosures under this Item 4.01 and has requested that Seale & Beers, CPAs provide a letter addressed to the SEC stating whether or not they agree with the statements made herein or stating the reasons in which they do not agree.  The letter from Seale & Beers, CPAs is filed herewith.

ITEM 9.01  EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit

16	Letter from Seale & Beers, CPAs

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE LINE PROTECTION GROUP, INC.
(Registrant)

Signature	Title	Date

/s/ Sean Campbell	President and CEO	July 23, 2015
Sean Campbell

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